UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2010

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on December 1, 2010, Gregory R. Blatt became Chief Executive Officer (“CEO”) of IAC/InterActiveCorp (“IAC”).  On December 22, 2010, Mr. Blatt entered into a new employment agreement with IAC, effective December 1, 2010.  In connection with his appointment as CEO and entering into a new agreement, he received a new stock option award and restricted stock unit award.  In addition, IAC and Mr. Blatt agreed to settle in February 2011 a portion of the options to purchase Match.com common stock previously granted to Mr. Blatt.  A summary of the key terms of Mr. Blatt’s new arrangement are set forth in Exhibit 99.1 hereto, which is incorporated herein by reference.

ITEM 9.01   Financial Statements and Exhibits.

(d)  Exhibits to this Form 8-K

Exhibit No.	Description
99.1	Summary of Key Terms of G. Blatt Employment Arrangements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

By:	/s/ Gregg Winiarski
Name:	Gregg Winiarski
Title:	Senior Vice President,
General Counsel and Secretary

Date:  December 27, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Summary of Key Terms of G. Blatt Employment Arrangements.